ITEM 5.          OTHER EVENTS
                 The January 2003 monthly Certificateholder's Statements to investors were distributed on February 11, 2003.

ITEM 7 (c).      EXHIBITS

                 The following are filed as exhibits to this Report under
                 Exhibit 20:

                 1. January 2003 Performance Summary and Collateral Certificate Statement.

                 2. Card Series Noteholder's Statement for the month of January 2003.




                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there-unto duly authorized.



                                        CAPITAL ONE MULTI-ASSET EXECUTION TRUST
                                        By:   CAPITAL ONE BANK
                                              Servicer

                                        By:  /s/ Tom Feil
                                             ----------------
                                             Tom Feil
                                             Director of Capital Markets



February 11, 2003

                                                                       EXHIBIT B



                      MONTHLY CERTIFICATEHOLDERS STATEMENT
                            CAPITAL ONE MASTER TRUST
                                 SERIES 2002-CC

     Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of February 18, 2003, and with respect to the performance of the Trust during the month January, 2003 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.


CAPITAL ONE MASTER TRUST (RECEIVABLES)*

Beginning of the Month Principal Receivables :                                     28,342,015,324.72
                                                                                   -----------------

Beginning of the Month Finance Charge Receivables :                                   919,992,068.01
                                                                                   -----------------

Beginning of the Month Discounted Receivables :                                                 0.00
                                                                                   -----------------

Beginning of the Month Total Receivables :                                         29,262,007,392.73
                                                                                   -----------------

Removed Principal Receivables :                                                                 0.00
                                                                                   -----------------
Removed Finance Charge Receivables :                                                            0.00
                                                                                   -----------------
Removed Total Receivables :                                                                     0.00
                                                                                   -----------------

Additional Principal Receivables :                                                    454,844,627.08
                                                                                   -----------------

Additional Finance Charge Receivables :                                                 3,674,704.49
                                                                                   -----------------

Additional Total Receivables :                                                        458,519,331.57
                                                                                   -----------------

Discounted Receivables Generated this Period                                                    0.00
                                                                                   -----------------

End of the Month Principal Receivables :                                           27,758,078,698.35
                                                                                   -----------------

End of the Month Finance Charge Receivables :                                         918,063,986.95
                                                                                   -----------------

End of the Month Discounted Receivables :                                                       0.00
                                                                                   -----------------

End of the Month Total Receivables :                                               28,676,142,685.30
                                                                                   -----------------

Excess Funding Account Balance                                                                  0.00
                                                                                   -----------------

Adjusted Invested Amount of all Master Trust Series                                24,840,092,833.75
                                                                                   -----------------

End of the Month Seller Percentage                                                             10.51%
                                                                                   -----------------

CAPITAL ONE MASTER TRUST (DELINQUENCIES AND LOSSES)
                                                                   ACCOUNTS           RECEIVABLES
End of the Month Delinquencies :

       30 - 59 Days Delinquent                                          439,904       495,818,232.37
                                                                ---------------     ----------------
       60 - 89 Days Delinquent                                          279,331       340,462,884.68
                                                                ---------------     ----------------
       90 + Days Delinquent                                             593,250       771,988,825.28
                                                                ---------------     ----------------

       Total 30 + Days Delinquent                                     1,312,485     1,608,269,942.33
                                                                ---------------     ----------------

       Delinquencies 30 + Days as a Percent of End
       of the Month Total Receivables                                                           5.61%
                                                                                    ----------------

Defaulted Accounts During the Month                                     202,333      166,323,258.77
                                                                ---------------     ----------------

Annualized Default Rate as a Percent of Beginning of
the Month Principal Receivables                                                                6.93%
                                                                                    ----------------

*For calculation purposes Beginning of Month Principal Receivables includes Additional Principal Receivables.


CAPITAL ONE MASTER TRUST (COLLECTIONS)
                                                                COLLECTIONS         PERCENTAGES
                                                                -----------         -----------
Total Collections and Gross Payment Rate**                    5,079,329,698.38              17.09%
                                                              ----------------     --------------

Collections of Principal Receivables and
Principal Payment Rate                                        4,605,589,970.34              15.99%
                                                              ----------------     --------------

       Prior Month Billed Finance Charge and Fees               359,433,094.79
                                                              ----------------
       Amortized AMF Income                                      26,810,105.68
                                                              ----------------
       Interchange Collected                                     52,147,453.19
                                                              ----------------
       Recoveries of Charged Off Accounts                        39,060,020.52
                                                              ----------------
       Collections of Discounted Receivables                              0.00
                                                              ----------------

Collections of Finance Charge Receivables and
Annualized Yield                                                477,450,674.18              19.90%
                                                              ----------------     --------------

CAPITAL ONE MASTER TRUST (AMF COLLECTIONS)

Beginning Unamortized AMF Balance
     + AMF Slug                                                                    147,340,397.77
                                                                                   --------------
     + AMF Collections                                              480,707.41
                                                              ----------------
     - Amortized AMF Income                                      23,099,159.54
                                                              ----------------
Ending Unamortized AMF Balance                                   26,810,105.68
                                                              ----------------
                                                                                   144,110,159.04
                                                                                   --------------

**Total Collections and Gross Payment Rate is calculated as a Percent of Beginning of Month Total Receivables which includes Additional Total Receivables.






CAPITAL ONE MASTER TRUST :  SERIES 2002-CC (FLOATING ALLOCATION AMOUNT)
                                                                                 ----------------
Floating Allocation Amount                                                       1,624,366,139.82
                                                                                 ----------------
Floating Allocation Percentage                                                           5.640775%
                                                                                 ----------------
Finance Charge Collections Allocated                                                26,931,919.31
                                                                                 ----------------
Available Funds                                                                     25,916,690.47
                                                                                 ----------------


                                                                                 ----------------
Excess Finance Charge of Series 2002-CC                                             11,922,971.25
                                                                                 ----------------
Total Excess Finance Charge for All Series in Group 1                              138,820,870.55
                                                                                 ----------------
Finance Charge Shortfall for Series 2002-CC                                                  0.00
                                                                                 ----------------
Finance Charge Shortfall for All Series in Group 1                                           0.00
                                                                                 ----------------
Excess Finance Charge Allocated to Series 2002-CC                                            0.00
                                                                                 ----------------


CAPITAL ONE MASTER TRUST :  SERIES 2002-CC (PRINCIPAL ALLOCATION AMOUNT)
                                                                                 ----------------
Principal Allocation Amount                                                      1,624,366,139.82
                                                                                 ----------------
Principal Allocation Percentage                                                          5.640775%
                                                                                 ----------------
Principal Collections Allocated                                                    259,790,977.70
                                                                                 ----------------


                                                                                 ----------------
Series 2002-CC Monthly Principal Payment                                                     0.00
                                                                                 ----------------


                                                                                 ----------------
Shared Principal Collection (excess principal) of Series 2002-CC                   269,172,898.87
                                                                                 ----------------
Total Shared Principal Collection (excess principal) for All Series in Group 1   3,890,013,717.04
                                                                                 ----------------
Principal Shortfall for Series 2002-CC                                                       0.00
                                                                                 ----------------
Principal Shortfall for All Series in Group 1                                      500,574,300.72
                                                                                 ----------------
Shared Principal Collections Allocated to Series 2002-CC                                     0.00
                                                                                 ----------------